UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 12, 2010, New Communications Holdings Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”) formed for the purposes of holding defined assets and liabilities of the local exchange business and related landline activities of Verizon in 14 states, completed its previously announced offering of $3.2 billion aggregate principal amount of Senior Notes (the “Notes Offering”).

The gross proceeds of the Notes Offering, plus an amount in cash contributed by Frontier Communications Corporation (“Frontier”) that equals the amount of interest that will accrue on the notes from April 12, 2010, to October 1, 2010, were deposited into an escrow account concurrently with the closing of the Notes Offering, pursuant to an escrow agreement dated as of April 12, 2010, among Spinco, Frontier, The Bank of New York Mellon, as trustee, The Bank of New York Mellon, as escrow agent and J.P. Morgan Securities Inc, as representative of the several initial purchasers of the Senior Notes.

Immediately prior to the spin-off of Spinco to Verizon’s shareholders and the subsequent merger of Spinco with and into Frontier, the net proceeds of the Notes Offering will be released to Spinco to finance a special cash payment by Spinco to Verizon in connection with the spin-off.  Promptly upon consummation of the merger, the remaining funds in the escrow account will be released as follows:  first, to the initial purchasers in the Notes Offering in an amount equal to the initial purchasers’ discount from the Notes Offering and second, the remainder of the amounts held in the escrow account will be released to, or at the direction of, Frontier. If, however, the merger agreement governing the merger is terminated or the spin-off and the merger are not completed on or before October 1, 2010, the funds in the escrow account will be released and used to redeem each series of Senior Notes, in each case at a price equal to 100% of the issue price, plus accrued and unpaid interest on the principal amount, of such series of notes.

Concurrently with the closing of the offering, Frontier and J.P. Morgan Securities Inc., as representative of the several initial purchasers of the Senior Notes, entered into separate registration rights agreements for each series of Senior Notes, pursuant to which Frontier has agreed, following the merger of Spinco with and into Frontier, to file with the Securities and Exchange Commission an exchange offer registration statement or, in certain circumstances, a shelf registration statement, registering each series of Senior Notes.

The foregoing description of the registration rights agreements and the escrow agreement is only a summary and is qualified in its entirety by reference to the full text of such agreements. Copies of the escrow agreement and registration rights agreements are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 and are incorporated herein by reference.

ITEM 8.01                     OTHER EVENTS

The Senior Notes were issued under an Indenture, dated as of April 12, 2010, by and between Spinco and The Bank of New York Mellon, as trustee (the “Indenture”).  Following the spin-off and the subsequent merger, Frontier will assume all of Spinco’s obligations under the Senior Notes and the Indenture.

 ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibit                      The following exhibits are filed as part of this report on Form 8-K:

Exhibit Number	Description of Exhibit
4.1
Escrow Agreement, dated as of April 12, 2010, among New Communications Holdings Inc., Frontier Communications Corporation, The Bank of New York Mellon, as trustee, The Bank of New York Mellon, as escrow agent and J.P. Morgan Securities Inc, as representative of the several initial purchasers of 7.875% Senior Notes due 2015, 8.250% Senior Notes due 2017, 8.500% Senior Notes due 2020 and 8.750% Senior Notes due 2022.

4.2
Registration Rights Agreement with respect to the 7.875% Senior Notes due 2015 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.3
Registration Rights Agreement with respect to the 8.250% Senior Notes due 2017 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.4
Registration Rights Agreement with respect to the 8.500% Senior Notes due 2020 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.5
Registration Rights Agreement with respect to the 8.750% Senior Notes due 2022 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION (Registrant)

By:	/s/ Robert J. Larson
Name: Robert J. Larson
Title: Senior Vice President and Chief Accounting Officer

Date: April 16, 2010

Exhibits

Exhibit Number	Description of Exhibit
4.1
Escrow Agreement, dated as of April 12, 2010, among New Communications Holdings Inc., Frontier Communications Corporation, The Bank of New York Mellon, as trustee, The Bank of New York Mellon, as escrow agent and J.P. Morgan Securities Inc, as representative of the several initial purchasers of 7.875% Senior Notes due 2015, 8.250% Senior Notes due 2017, 8.500% Senior Notes due 2020 and 8.750% Senior Notes due 2022.

4.2
Registration Rights Agreement with respect to the 7.875% Senior Notes due 2015 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.3
Registration Rights Agreement with respect to the 8.250% Senior Notes due 2017 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.4
Registration Rights Agreement with respect to the 8.500% Senior Notes due 2020 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.

4.5
Registration Rights Agreement with respect to the 8.750% Senior Notes due 2022 dated as of April 12, 2010, among Frontier Communications Corporation and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of such notes.